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                                                                    EXHIBIT 20.1

                          INDEPENDENT AUDITORS' REPORT
              TO THE SHAREHOLDERS OF ALBEMARLE & BOND HOLDINGS PLC

We have audited the accounts of Albemarle & Bond Holdings PLC for the year ended 30 June 2003 which comprise the Profit and Loss Account, the Statement of Total Recognised Gains and Losses, the Balance Sheets, and the Cash Flow Statement and the related notes. These accounts have been prepared under the historical cost convention and the accounting policies set out therein.

This report is made solely to the Company's members, as a body, in accordance with Section 235 of the Companies Act 1985. Our audit work has been undertaken so that we might state to the Company's members those matters we are required to state to them in an auditor's report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the Company and Company's members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors' responsibilities for preparing the Annual Report and the accounts in accordance with applicable law and United Kingdom Accounting Standards are set out in the Statement of Directors' Responsibilities.

Our responsibility is to audit the accounts in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the accounts give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' Report is not consistent with the accounts, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the Company and other members of the group is not disclosed.

We read other information contained in the Annual Report and consider whether it is consistent with the audited accounts. This other information comprises only the Chairman's Statement, the Chief Executive's Review and the Directors' Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the accounts. Our responsibilities do not extend to any other information. We are not required to consider whether the Board's statements on internal control cover all risks and controls, or form an opinion on the effectiveness of the group's corporate governance procedures or its risk and control procedures.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the accounts, and of whether the accounting policies are the appropriate to the Company's and the group's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

OPINION

In our opinion the accounts give a true and fair view of the state of the Company's and the group's affairs as at 30 June 2003 and of the group's profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

SOLOMON HARE LLP

Charted Accountants
Registered Auditors
Oakfield House, Oakfield Grove
Clifton, Bristol, BS8 2BN

23rd September 2003